Exhibit 24(b)(5)(a)

                                 AMENDMENT NO. 8
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement between The AAL Mutual Funds and AAL Capital Management Corporation (f/k/a AAL Advisors, Inc.), effective November 28, 1990, is hereby amended, effective January 8, 1997, as follows:

         1. Schedule A attached to the Investment Advisory Agreement is modified to add The AAL High Yield Bond Fund. An amended Schedule A, January 8, 1997, is attached hereto.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective Officers effective as of January 8, 1997.


  ATTEST:                                     THE AAL MUTUAL FUNDS



  By_____________________________             By____________________________
      Robert G., Same, Secretary                  H. Michael Spence, President


  ATTEST:                                     AAL CAPITAL MANAGEMENT
                                              CORPORATION



  By_____________________________             By____________________________
      Robert G. Same, Secretary                   H. Michael Spence, President





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                                    EXHIBIT A
                                       TO
               THE AAL MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT
                             Dated November 28, 1990

1.       The AAL Capital Growth Fund effective November 1, 1995)

The Management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $250 million of average daily net assets, 0.65 of 1% on average daily net assets on the next $250 million of average daily net assets, 0.575 of 1% on the next $500 million of average daily net assets and
0.50 of 1% on the average daily net assets over $1 billion.

2. The AAL Bond Fund (f/k/a The AAL Income Fund) (effective November 1, 1995)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% on the first $250 million of average daily net assets, 0.50 of 1% of the next $250 million of net assets and 0.45 of 1% on average daily net assets over $500 million.

3.       The AAL Municipal Bond Fund (effective November 1, 1995)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of the first $250 million of average daily net assets, 0.50 of 1% on the next $250 million of net assets and 0.45 of 1% on average daily assets over $500 million.

4.       The AAL Money Market Fund (effective December 21, 1990)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% on the first $500 million of average daily net assets and 0.45 of 1% on average daily net assets over $500 million.

5. The AAL U.S. Government Zero Coupon Target Fund, Series 2001 (effective November 13, 1991)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% of average daily net assets.

6. The AAL U.S. Government Zero Coupon Target Fund, Series 2006 (effective November 13, 1991)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% of average daily net assets.

7. The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund) (effective November 1, 1995)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.75 of 1% on the first $200 million of average daily net assets and 0.65 of 1% on average daily net assets over $200 million.

8.       The Utilities Fund (effective November 1, 1995)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% on the first $250 million and 0.45 of 1% of average daily net assets over $250 million.

9.       The AAL International Fund (effective August 1, 1995)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 1% of average daily net assets.

10.      The AAL Small Cap Stock Fund (effective July 1, 1996)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.75 of 1% on the first $200 million of average daily net assets and 0.65 of 1% on average daily net assets over $200 million.

11.      The AAL High Yield Bond Fund (effective January 8, 1997)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.60 of 1% of average daily net assets.